AMENDMENT TO
DEFINED CONTRIBUTION CLEARANCE & SETTLEMENT AGREEMENT
THIS AMENDMENT TO THE DEFINED CONTRIBUTION CLEARANCE & SETTLEMENT
AGREEMENT (this “Amendment”) is made effective August 6th, 2024, by and between THE VANGUARD GROUP, INC., and EMPOWER ANNUITY INSURANCE COMPANY, formerly known as PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, (collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into that certain Defined Contribution Clearance & Settlement Agreement dated as of August 12, 2010, as amended to date (the “Agreement”);

WHEREAS, the Parties desire to update the Agreement to reflect that Prudential Retirement Insurance and Annuity Company has changed its name to Empower Annuity Insurance Company (“EAIC”), following its acquisition by Empower Retirement, LLC; and

WHEREAS, the Parties deem it necessary and desirable to amend the Agreement to reflect the current understanding of the Parties with respect to administration of the Frequent Trading Policy;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.The foregoing WHEREAS clauses are hereby incorporated by reference.

2.Definitions. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned to them in the Agreement.

3.Amendments. The Agreement is hereby amended as follows:

a)All references in the Agreement and amendments thereto to “Prudential Retirement Insurance and Annuity Company” are hereby deleted and replaced with “Empower Annuity Insurance Company”, and all instances of the term “Intermediary” in the Agreement shall refer to EAIC.

b)Exhibit C to the Agreement is hereby deleted and replaced with the Exhibit C attached to this Amendment.
c)Section 6(f) is hereby deleted and replaced with the following:

(f)    Frequent Trading Policy. The Intermediary agrees that it or, subject to the requirements of Section 14 below, the Underlying Intermediaries, if any, will apply the Vanguard Funds’ frequent trading policy to Plan participants investing in the Vanguard Funds through the Plans and Accounts, in accordance with the terms of the Frequent Trading Policy Procedures for Intermediaries Servicing Defined Contribution Plans as

set forth in Exhibit C attached to this Agreement, as such Exhibit may be modified by Vanguard upon reasonable advance written notice to the Intermediary.
4.No Other Amendments. Except as specifically modified herein, the Agreement remains in full force and effect.

5.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For the purposes hereof, a facsimile copy or a copy emailed in electronic format of this Amendment, including the signature pages hereto, shall be deemed an original.

[The remainder of this page is intentionally blank. Signatures to follow.]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

THE VANGUARD GROUP, INC.

By: /s/ Carolyn Sherry
Name: Carolyn Sherry
Title: Head of TA Operations
EMPOWER ANNUITY INSURANCE COMPANY

By: /s/ Jonathan Kreider
Name: Jonathan Kreider
Title: EVP, Head of Empower Investments

EXHIBIT C

FREQUENT TRADING POLICY PROCEDURES FOR INTERMEDIARIES SERVICING DEFINED CONTRIBUTION PLANS

1.Beginning on the effective date of this Agreement, Plan participants who exchange any amount out of a Vanguard Fund must wait 30 calendar days before exchanging back into the same Vanguard Fund. For purposes of the policy, “exchange out” means a transaction in which proceeds from a redemption of shares of a Vanguard Fund in a Plan are used to purchase another investment offered within the Plan.

2.This frequent trading policy will not apply to the following:
(a)The Vanguard money market and short-term bond funds indicated on the Fund Information Table as “Exempt” from the frequent trading policy;

(b)Purchases of shares with Plan participant payroll or employer contributions or loan repayments;

(c)Distributions, loans, and in-service withdrawals from a Plan;
(d)Redemptions of shares as part of a Plan termination or at the direction of a Plan;
(e)Purchases of shares by reinvestment of dividends or capital gains distributions;

(f)Share or asset transfers or rollovers;

(g)Individual retirement account conversions and recharacterizations;
(h)Re-registrations of shares within the same Vanguard Fund;
(i)Conversions from one share class to another within the same Vanguard Fund;
(j)Redemptions of shares to pay fund or account fees;

(k)Transactions in Section 529 College Savings Plan accounts;

(l)Transaction requests submitted by mail (Transactions submitted by fax or wire are not mail transactions and are subject to the policy.);

(m)    Transactions by certain approved institutional portfolios and asset allocation programs, as well as Vanguard Funds that invest in other Vanguard Funds;
(n)ETF Shares of any Vanguard Fund;

(o)Advisor-directed discretionary trades (including model portfolios, rebalances, and tax loss harvesting);

(p)Systematic trades, such as automated trading services that are set to occur on a periodic basis;
(q)Required minimum distributions; and

(r)Orders for an amount below $10,000.00.